Exhibit (e)(4)

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This Third amendment (“Amendment”) to the ETF distribution agreement (the “Agreement”), dated as of January 7, 2022, by and between BONDBLOXX ETF TRUST (the “Trust”) and FORESIDE FUND SERVICES, LLC, (together with the Trust, the “Parties”) is effective as of January 25th, 2024.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

BONDBLOXX ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Joanna Gallegos	By:	/s/ Kelly Whetstone
	Joanna Gallegos, President	Name:	Kelly Whetstone
		Title:	Deputy General Counsel
Date:	January 29, 2024	Date:	January 29, 2024

EXHIBIT A

As of January 25, 2024

BBH Account #	Account Name	Ticker
3398641	BondBloxx US High Yield Bond Energy Sector ETF	XHYE
3438801	BondBloxx US High Yield Bond Telecom Media & Technology Sector ETF	XHYT
3438454	BondBloxx US High Yield Bond Consumer Non-Cyclicals Sector ETF	XHYD
3438405	BondBloxx US High Yield Bond Industrial Sector ETF	XHYI
3438397	BondBloxx US High Yield Bond Healthcare Sector ETF	XHYH
3438447	BondBloxx US High Yield Bond Financial & REIT Sector ETF	XHYF
3438421	BondBloxx US High Yield Bond Consumer Cyclicals Sector ETF	XHYC
3527348	BondBloxx BB-Rated USD High Yield Corporate Bond ETF	XBB
3528189	BondBloxx B-Rated USD High Yield Corporate Bond ETF	XB
3528148	BondBloxx CCC-Rated USD High Yield Corporate Bond ETF	XCCC
	BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF	XEMD
	BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	XHLF
	BondBloxx Bloomberg One Year Target Duration US Treasury ETF	XONE
	BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	XTWO
	BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	XTRE
	BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	XFIV
	BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	XSVN
	BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	XTEN
	BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	XTWY
	BondBloxx USD High Yield Bond Sector Rotation ETF	HYSA
	BondBloxx BBB Rated 1-5 Year Corporate Bond ETF	BBBS
	BondBloxx BBB Rated 5-10 Year Corporate Bond ETF	BBBI
	BondBloxx BBB Rated 10+ Year Corporate Bond ETF	BBBL